     As filed with the Securities and Exchange Commission on April 18, 2002
                                                 Registration Statement No. 333-

                       SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549

                      ------------------------------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                                Hunt Corporation
                       ----------------------------------
               (Exact Name of Issuer as Specified in its Charter)

           Pennsylvania                                   21-0481254
   -------------------------------                   -------------------
   (State or Other Jurisdiction of                     (I.R.S. Employer
   Incorporation or Organization)                     Identification No.)

                               One Commerce Square
                               2005 Market Street
                             Philadelphia, PA 19103
                             ----------------------
                    (Address of Principal Executive Offices)

                     Non-Employee Director Compensation Plan
                     ---------------------------------------
                            (Full Title of the Plan)

                                Dennis S. Pizzica
                   Vice President and Chief Financial Officer
                               One Commerce Square
                               2005 Market Street
                             Philadelphia, PA 19103
                             ----------------------
                     (Name and Address of Agent for Service)

   Telephone Number, Including Area Code, of Agent for Service: (215) 656-0300

                  Please send copies of all communications to:

                           John C. Bennett, Jr., Esq.
                           Drinker Biddle & Reath LLP
                                One Logan Square
                             18th and Cherry Streets
                           Philadelphia, PA 19103-6996
                                 (215) 988-2700

                         CALCULATION OF REGISTRATION FEE
                         -------------------------------

----------------------------------------------------------------------------------------------------------------------
 Title of securities to       Amount to be          Proposed maximum       Proposed maximum           Amount of
     be registered             registered          offering price per     aggregate offering    registration fee (1)
                                                       share (1)               price (1)
----------------------------------------------------------------------------------------------------------------------
Common Shares, par                  8,000                 $18.6875            $149,500
value $0.10 per
----------------------------------------------------------------------------------------------------------------------
                                   16,000                 $23.2200            $371,520

----------------------------------------------------------------------------------------------------------------------
                                   20,000                 $ 9.1600            $183,200

----------------------------------------------------------------------------------------------------------------------
                                   18,000                 $10.1250            $182,250

----------------------------------------------------------------------------------------------------------------------
                                   18,000                  $ 6.110            $109,980

----------------------------------------------------------------------------------------------------------------------
                                   65,000                 $10.7750            $700,375

----------------------------------------------------------------------------------------------------------------------
Total                              145,000                   __              $1,696,825              $156.00
----------------------------------------------------------------------------------------------------------------------

(1) Calculated pursuant to Rule 457(c) and (h). As to shares subject to outstanding but unexercised options, the price and fee are computed based upon the prices at which such options may be exercised. As to remaining shares, the price and fee are computed based upon the average of the high and low sales prices of the common shares of the Registrant on the New York Stock Exchange on April 12, 2002.

PART I - INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

         (Not required to be filed as part of this Registration Statement)

PART II - INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference.

         We incorporate by reference into this Registration Statement the documents listed below:

         o our Annual Report on Form 10-K for our fiscal year ended December 2, 2001, filed on March 4, 2002; and

         o the description of our Common Shares contained in our Registration Statement on Form 8-A, as amended, filed on January 30, 2001.


         All reports subsequently filed by us pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be a part hereof from the date of filing of such documents.

Item 4.  Description of Securities.

         Not Applicable.

Item 5.  Interests of Named Experts and Counsel.

         Not Applicable.

Item 6.  Indemnification of Directors and Officers.

         The By-laws of the Company limit the personal liability of directors of the Company for monetary damages for any action taken, or any failure to take any action, as a director except to the extent that a director's liability for monetary damages may not be limited or avoided under the terms of the Pennsylvania Directors' Liability Act, as the same may be amended from time to time, or any applicable Pennsylvania statute thereafter enacted. The Directors' Liability Act generally provides that the liability of directors may not be limited for a director's breach of or failure to perform the duties of his or her office or for self-dealing, nor may the limitation of liability extend to the responsibility or liability of a director under any criminal statute or for the payment of taxes under local, state or federal law.

         The By-laws of the Company essentially provide for indemnification of directors and officers of the Company and its subsidiaries to the full extent permitted by the Pennsylvania Business Corporation Law and other applicable law. The By-laws provide that the Company shall indemnify any person who was or is a party (other than a party plaintiff suing in their own behalf or in the right of the Company) or is threatened to be made a party to or subject of any threatened, pending or completed action, suit or proceeding (collectively, a "Proceeding"), including actions by or in the right of the Company, whether civil, criminal, administrative or investigative, by reason of the fact that such person (and "Indemnified Person") is or was a director or officer of the Company, or is or was serving, while a director or officer of the Company, at the request of the Company as a director, officer, employee, agent, fiduciary or other representative of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, against expenses (including attorneys' fees), judgments, fines, excise taxes, punitive damages and amounts paid in settlement actually and reasonably incurred by such person in connection with such Proceeding, unless the act or failure to act giving rise to the claim for indemnification is determined by a court to have constituted willful misconduct or recklessness. If a person is entitled to indemnification in respect of a portion, but not to all, of any liability, the Company shall indemnify such person to the extent of such portion.

         The By-laws also state that the indemnification provided for therein is not exclusive of any other rights persons seeking indemnification might have. Thus, the By-laws permit the Company to enter into indemnification agreements with directors and officers and other Indemnified Persons and to purchase and maintain insurance on behalf of such persons against any liability incurred by them in any such capacity or arising out of their status as such, whether or not the Company would have the power to indemnify such person against such liability under the provisions of the Company's By-laws. The Company currently maintains directors' and officers' liability insurance.

Item 7.  Exemption from Registration Claimed.

         Not Applicable.

Item 8.  Exhibits.*

Exhibit 4.1 Note Purchase Agreement dated as of August 1, 1996 between the Company and several insurance companies (incorporated by reference to Exhibit 4(a)(1) to the Company's fiscal 2001 Form 10-K).

Exhibit 4.2 Consent and Amendment to Note Agreement dated as of November 14, 2001 (incorporated by reference to Exhibit 4(a)(2) to the Company's fiscal 2001 Form 10-K).

Exhibit 4.3 Credit Agreement dated as of December 21, 2001 between the Company and First Union National Bank, Fleet National Bank, and other lenders (incorporated by reference to Exhibit 4(b) to the Company's fiscal 2001 Form 10-K).

               Miscellaneous long-term debt instruments and credit facility agreements of the Company, under which the underlying authorized debt is equal to less than 10% of the total assets of the Company and its subsidiaries on a consolidated basis, may not be filed as exhibits to this report. The Company agrees to furnish the Commission upon request, copies of any such unfiled instruments.

Exhibit 23.1 Consent of PricewaterhouseCoopers LLP (Independent Accountants of the Company)

Exhibit 24     Power of Attorney (included on signature page)

-------------------
* No Exhibit 5 is being filed because the Plan provides that only Treasury Shares held by the Company may be issued under the Plan.

Item 9.  Undertakings.

         The undersigned Registrant hereby undertakes:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                  (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933 (the "Securities Act");

                  (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of a prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

                  (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (i) and (ii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 (the "Exchange Act") that are incorporated by reference in the registration statement.

         (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (4) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (5) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Philadelphia, Pennsylvania, on April 17, 2002.

                                HUNT CORPORATION

                                By: /s/ Donald L. Thompson
                                    --------------------------------------
                                    Donald L. Thompson
                                    Chairman of the Board of Directors and
                                    Chief Executive Officer

                                POWER OF ATTORNEY

         KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Donald L. Thompson and Bradley P. Johnson, and each of them acting individually, as his attorney-in-fact, each with full power of substitution, for him in any and all capacities, to sign any and all amendments to this Registration Statement on Form S-8, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that each of said attorneys-in-fact, or any substitute, may do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

Signature                                Capacity                                           Date
---------                                --------                                           ----
/s/ Donald L. Thompson                   Chairman of the Board of Directors                 April 17, 2002
----------------------                   Chief Executive Officer
Donald L. Thompson

/s/ Dennis S. Pizzica                    Vice President, Chief Financial Officer            April 17, 2002
---------------------                    (Principal Financial Officer)
Dennis S. Pizzica

/s/ John Fanelli III                     Vice President and Corporate Controller            April 17, 2002
--------------------                     (Principal Accounting Officer)
John Fanelli III

/s/ Donald D. Belcher                    Director                                           April 17, 2002
---------------------
Donald D. Belcher

                                         Director
-------------------
Ursula M. Burns

                                         Director
---------------
Jack Farber


Signature                                Capacity                                           Date
---------                                --------                                           ----
/s/ William F. Hamilton, Ph.D.           Director                                           April 17, 2002
------------------------------
William F. Hamilton

/s/ Mary R. Henderson, Ph.D.             Director                                           April 17, 2002
----------------------------
Mary R. Henderson

/s/ Gordon A. MacInnes                   Director                                           April 17, 2002
----------------------
Gordon A. MacInnes

/s/ Bradley P. Johnson                   Director                                           April 17, 2002
----------------------
Bradley P. Johnson

/s/ Robert H. Rock                       Director                                           April 17, 2002
------------------
Robert H. Rock

/s/ Victoria B. Vallely                  Director                                           April 17, 2002
------------------------
Victoria B. Vallely

                                INDEX OF EXHIBITS


Exhibit 4.1 Note Purchase Agreement dated as of August 1, 1996 between the Company and several insurance companies (incorporated by reference to Exhibit 4(a)(1) to the Company's fiscal 2001 Form 10-K).

Exhibit 4.2 Consent and Amendment to Note Agreement dated as of November 14, 2001 (incorporated by reference to Exhibit 4(a)(2) to the Company's fiscal 2001 Form 10-K).

Exhibit 4.3 Credit Agreement dated as of December 21, 2001 between the Company and First Union National Bank, Fleet National Bank, and other lenders (incorporated by reference to Exhibit 4(b) to the Company's fiscal 2001 Form 10-K).

                  Miscellaneous long-term debt instruments and credit facility agreements of the Company, under which the underlying authorized debt is equal to less than 10% of the total assets of the Company and its subsidiaries on a consolidated basis, may not be filed as exhibits to this report. The Company agrees to furnish the Commission upon request, copies of any such unfiled instruments.

Exhibit 23.1 Consent of PricewaterhouseCoopers LLP (Independent Accountants of the Company) filed herewith

Exhibit 24        Power of Attorney (included on signature page)


                                      iii